UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

Flexion Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36287	26-1388364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLXN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 13, 2021, Flexion Therapeutics, Inc. issued a press release announcing its preliminary financial results for the quarter ended March 31, 2021, and made available on its corporate website a presentation of certain additional operating results. A copy of the press release and the presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in this Item 2.02 and Exhibits 99.1 and 99.2 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Flexion estimates that its net sales during the quarter ended March 31, 2021, were $24.6 million and that its cash, cash equivalents, and marketable securities as of March 31, 2021, were approximately $154 million. This financial information is preliminary and subject to adjustment.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of Flexion Therapeutics, Inc. dated April 13, 2021
99.2	Presentation of Flexion Therapeutics, Inc. dated April 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Flexion Therapeutics, Inc.

Date: April 13, 2021	By:	/s/ Mark S. Levine
Mark S. Levine
General Counsel and Corporate Secretary

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